As Filed with the Securities and Exchange Commission on January 5, 2000
                          Registration No. 333 - 78835

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                BB&T CORPORATION
             (Exact name of registrant as specified in its charter)
 North Carolina                       6060                      56-0939887
 (State or other               (Primary Standard             (I.R.S. Employer
jurisdiction of           Industrial Classification       Identification Number)
incorporation or                 Code Number)
 organization)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101
                                 (336) 733-2000
          (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                             Jerone C. Herring, Esq.
                        200 West Second Street, 3rd Floor
                       Winston-Salem, North Carolina 27101
                                 (336) 733-2180
            (Name, address, including Zip Code, and telephone number,
                   including area code, of agent for service)

                  The Commission is requested to send copies of
                             all communications to:
             Peter A. Zorn                              Carla Stone Witzel
Womble Carlyle Sandridge & Rice, PLLC               Gordon, Feinblatt, Rothman,
 200 West Second Street, 17th Floor                 Hoffberger & Hollander, LLC
Winston-Salem, North Carolina 27101                   223 East Redwood Street
                                                     Baltimore, Maryland 21202

     Pursuant to Registration Statement No. 333-78835 on Form S-4, BB&T Corporation, a North Carolina corporation (the "Company"), registered 6,657,509 shares of its common stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to an Agreement and Plan of Reorganization dated as of January 27, 1999 and a related Plan of Merger between the Company and Mason-Dixon Bancshares, Inc., a former Maryland corporation ("Mason-Dixon"), that provided for the merger of Mason-Dixon with and into the Company (the "Merger"). The Company hereby removes from registration 58,152 shares of Common Stock that remain unissued after the Merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the
Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on January 5, 2000.

                                 BB&T CORPORATION

                                 By:     Jerone C. Herring
                                 Name:   Jerone C. Herring
                                 Title:  Executive Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on January 5, 2000.

        /s/ John A. Allison IV*                  /s/ Scott E. Reed*
Name:   John A. Allison IV               Name:   Scott E. Reed
Title:  Chairman of the Board and        Title:  Senior Executive Vice President
        Chief Executive Officer                  and Chief Financial Officer
        (principal executive officer)            (principal financial officer)


        /s/ Sherry A. Kellett*                   /s/ Paul B. Barringer*
Name:   Sherry A. Kellett                Name:   Paul B. Barringer
Title:  Executive Vice President         Title:  Director
        and Controller
        (principal accounting officer)


        /s/ Alfred E. Cleveland*                 /s/ W. R. Cuthbertson, Jr.*
Name:   Alfred E. Cleveland              Name:   W. R. Cuthbertson, Jr.
Title:  Director                         Title:  Director


        /s/ Ronald E. Deal*                      /s/ A. J. Dooley, Sr.*
Name:   Ronald E. Deal                   Name:   A. J. Dooley, Sr.
Title:  Director                         Title:  Director


        /s/ Tom D. Efird*                        /s/ Paul S. Goldsmith*
Name:   Tom D. Efird                     Name:   Paul S. Goldsmith
Title:  Director                         Title:  Director


        /s/ L. Vincent Hackley*
Name:   L. Vincent Hackley
Title:  Director



        /s/ Jane P. Helm*                        /s/ Richard Janeway, M.D.*
Name:   Jane P. Helm                     Name:   Richard Janeway, M.D.
Title:  Director                         Title:  Director

        /s/ J. Ernest Lathem, M.D.*              /s/ James H. Maynard*
Name:   J. Ernest Lathem, M.D.           Name:   James H. Maynard
Title:  Director                         Title:  Director



        /s/ Joseph A. McAleer, Jr.*              /s/ Albert O. McCauley*
Name:   Joseph A. McAleer, Jr.           Name:   Albert O. McCauley
Title:  Director                         Title:  Director



        /s/ Richard L. Player, Jr.*              /s/ C. Edward Pleasants, Jr.*
Name:   Richard L. Player, Jr.           Name:   C. Edward Pleasants, Jr.
Title:  Director                         Title:  Director



        /s/ Nido R. Qubein*                      /s/ E. Rhone Sasser*
Name:   Nido R. Qubein                   Name:   E. Rhone Sasser
Title:  Director                         Title:  Director



        /s/ Jack E. Shaw*                        /s/ Harold B. Wells*
Name:   Jack E. Shaw                     Name:   Harold B. Wells
Title:  Director                         Title:  Director



*By:    Jerone C. Herring________
        Jerone C. Herring
        Attorney-in-Fact

                        WOMBLE CARLYLE SANDRIDGE & RICE,
                    A Professional Limited Liability Company

                             200 WEST SECOND STREET
                       WINSTON-SALEM, NORTH CAROLINA 27102

                            TELEPHONE (336) 721-3600
                            FACSIMILE (336) 721-3660

January 5, 2000

VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      BB&T Corporation (Commission File No. 1-10853)
         Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-78835)


Ladies and Gentlemen:

     On behalf of BB&T Corporation, a North Carolina corporation ("BB&T"), accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is BB&T's Post-Effective Amendment No. 1 to Registration Statement on Form S-4, which amends BB&T's Registration Statement on Form S-4, as amended, to deregister unissued shares of BB&T's common stock. Manually signed signature pages have been executed prior to the time of this electronic filing and will be retained by BB&T for five years.

     Please call the undersigned at (336) 721-3634 with any questions or comments regarding this filing.

                                     Very truly yours,

                                     WOMBLE CARLYLE SANDRIDGE & RICE
                                     A Professional Limited Liability Company


                                     /s/ Peter A. Zorn
                                     Peter A. Zorn

 cc:     BB&T Corporation